AMENDMENT,
                            DATED NOVEMBER 18, 2002,
                                       TO
                       DISTRIBUTION PLAN - A CLASS SHARES
                               RYDEX SERIES FUNDS,
                             DATED NOVEMBER 5, 2001,
                                   AS AMENDED




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                                    EXHIBIT A

                       RYDEX SERIES FUNDS - A CLASS SHARES
                                DISTRIBUTION FEES

Rydex Series Funds

         NOVA FUND
         URSA FUND
         OTC FUND
         ARKTOS FUND
         MEDIUS FUND
         MEKROS FUND
         U.S. GOVERNMENT BOND FUND
         JUNO FUND
         U.S. GOVERNMENT MONEY MARKET FUND
         LARGE-CAP EUROPE FUND
         LARGE-CAP JAPAN FUND
         BANKING FUND
         BASIC MATERIALS FUND
         BIOTECHNOLOGY FUND
         CONSUMER PRODUCTS FUND
         ELECTRONICS FUND
         ENERGY FUND
         ENERGY SERVICES FUND
         FINANCIAL SERVICES FUND
         HEALTH CARE FUND
         INTERNET FUND
         LEISURE FUND
         PRECIOUS METALS FUND
         RETAILING FUND
         TECHNOLOGY FUND
         TELECOMMUNICATIONS FUND
         TRANSPORTATION FUND
         UTILITIES FUND
         Sector Rotation Fund
         Core Equity Fund



                   ADDITIONS and [DELETIONS] are noted in BOLD

Distribution Fees

         Distribution Services...................twenty-fivE BASis points (.25%)



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Calculation of Fees

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.